UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen California Municipal Value Fund

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	36-3529056
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered

Common Shares of Beneficial Interest, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:    333-248308

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Amendment to Form 8-A

Nuveen California Municipal Value Fund (the “Registrant”) hereby amends and adopts the Form 8-A filed by Nuveen California Municipal Value Fund, Inc. (the “Predecessor Registrant”) by replacing in its entirety Item 1 of Form 8-A with the following Item 1:

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Registrant. The description of the Common Shares is contained in the Joint Proxy Statement/Prospectus, under “Proposal No. 1—Reorganization of the Target Fund into the Acquiring Fund—C. Information About the Reorganization—Description of Common Shares to Be Issued by the Acquiring Fund; Comparison to Target Fund,” and in the related exhibits included in the registration statement on Form N-14, filed by the Predecessor Registrant under the Securities Act of 1933, as amended, on October 13, 2020 (333-248308), and such description as included in the definitive Joint Proxy Statement/Prospectus filed pursuant to Rule 497 on October 20, 2020.

The Registrant has filed a post-effective amendment pursuant to Rule 414 to adopt the registration statement of the Predecessor Registrant on Form N-14 under the 1933 Act.

The description of the Common Shares contained in such filings is deemed incorporated herein by reference and made part of this registration statement.

Item 2. Exhibits.

1.

Declaration of Trust of the Registrant, dated November 12, 2020, is incorporated herein by reference to Exhibit No. 1 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-14 (File No. 333-248308) filed on February 26, 2021.

2.

By-Laws of the Registrant are incorporated herein by reference to Exhibit No. 2 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-14 (File No. 333-248308) filed on February 26, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 5, 2021	NUVEEN CALIFORNIA MUNICIPAL VALUE FUND

	By:	/s/ Mark L. Winget
	Name:	Mark L. Winget
	Title:	Vice President and Secretary